Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT, signed as of the last date in the signature block and effective as of November 3, 2023 (the “Effective Date”), to the Custody Agreement, dated as of July 1, 2016, as amended (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule on Exhibit G to account for the mutual fund converting to an exchange traded fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.As of the Effective Date, Exhibit G is hereby superseded and replaced in its entirety with Exhibit G attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

MANAGER DIRECTED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Scott Ostrowski	By: /s/ Gregory Farley
Name: Scott Ostrowski	Name: Gregory Farley
Title: President	Title: Senior Vice President
Date: 11/7/23	Date: November 7, 2023

Exhibit G
Manager Directed Portfolios Custody Agreement

Name of Series
Vert Global Sustainable Real Estate ETF
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Vert Asset Management LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds [ ]     $[ ]                 First $1b     [ ] bp
Funds [ ]     $[ ]                Balance     [ ] bp

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[ ] – Option/SWAPS/future contract written, exercised or expired
$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[ ] – Physical security transaction
$[ ] – Check disbursement (waived if U.S. Bank is Administrator)
$[ ] Manual instructions fee. (Additional Per Securities and Cash Transactions)
$[ ] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$[ ] Per Non-USD wire.
$[ ] Per Non-FX Executed at U.S. Bank
$[ ] Monthly charge on zero valued securities (Per ISIN)
$[ ] Per Proxy Vote cast.
$[ ] Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place
Third Party lending - Additional fees will apply

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[ ] per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
Global Filing: $[ ] per annum
U.S. Domestic Filing: $[ ] per annum (Only ADRs)
Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Services and/or Miscellaneous Expenses for Transfer Agent Services
•$[ ] – Project Fee for Conversion Services
•Project fee is contingent on the following conditions, and costs resulting from changes to such conditions will be the responsibility of the Adviser:
oOnce work commences, the fund will cease accepting direct shareholder account applications
oThe current fund shall have a single class of shares at both the time work on the reorganization commences and at the time of the reorganization
oVert Asset Management acknowledges and agrees that the conversion-related services constitute Additional Services and/or Miscellaneous Expenses under the applicable Fund Servicing Agreement or Transfer Agent Servicing Agreement applicable to the target mutual fund and acquiring ETF
Transfer Agent Fees for legacy mutual fund shareholder accounts (direct accounts)
•$[ ] annual fee while any direct accounts are still open
•$[ ] per open account annually

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	[ ]	Hong Kong	[ ]	[ ]	Poland	[ ]	[ ]
Australia	[ ]	[ ]	Hungary	[ ]	[ ]	Portugal	[ ]	[ ]
Austria	[ ]	[ ]	Iceland	[ ]	[ ]	Qatar	[ ]	[ ]
Bahrain	[ ]	[ ]	India	[ ]	[ ]	Romania	[ ]	[ ]
Bangladesh	[ ]	[ ]	Indonesia	[ ]	[ ]	Russia	[ ]	[ ]
Belgium	[ ]	[ ]	Ireland	[ ]	[ ]	Saudi Arabia	[ ]	[ ]
Bermuda	[ ]	[ ]	Israel	[ ]	[ ]	Serbia	[ ]	[ ]
Botswana	[ ]	[ ]	Italy	[ ]	[ ]	Singapore	[ ]	[ ]
Brazil	[ ]	[ ]	Japan	[ ]	[ ]	Slovakia	[ ]	[ ]
Bulgaria	[ ]	[ ]	Jordan	[ ]	[ ]	Slovenia	[ ]	[ ]
Canada	[ ]	[ ]	Kenya	[ ]	[ ]	South Africa	[ ]	[ ]
Chile	[ ]	[ ]	Kuwait	[ ]	[ ]	South Korea	[ ]	[ ]
China Connect	[ ]	[ ]	Latvia	[ ]	[ ]	Spain	[ ]	[ ]
China (B Shares)	[ ]	[ ]	Lithuania	[ ]	[ ]	Sri Lanka	[ ]	[ ]
Colombia	[ ]	[ ]	Luxembourg	[ ]	[ ]	Sweden	[ ]	[ ]
Costa Rica	[ ]	[ ]	Malaysia	[ ]	[ ]	Switzerland	[ ]	[ ]
Croatia	[ ]	[ ]	Malta	[ ]	[ ]	Taiwan	[ ]	[ ]
Cyprus	[ ]	[ ]	Mauritius	[ ]	[ ]	Tanzania	[ ]	[ ]
Czech Republic	[ ]	[ ]	Mexico	[ ]	[ ]	Thailand	[ ]	[ ]
Denmark	[ ]	[ ]	Morocco	[ ]	[ ]	Tunisia	[ ]	[ ]
Egypt	[ ]	[ ]	Namibia	[ ]	[ ]	Turkey	[ ]	[ ]
Estonia	[ ]	[ ]	Netherlands	[ ]	[ ]	UAE	[ ]	[ ]
Eswatini	[ ]	[ ]	New Zealand	[ ]	[ ]	Uganda	[ ]	[ ]
Euroclear (Eurobonds)	[ ]	[ ]	Nigeria	[ ]	[ ]	Ukraine	[ ]	[ ]
Euroclear (Non-Eurobonds)	[ ]	[ ]	Norway	[ ]	[ ]	United Kingdom	[ ]	[ ]
Finland	[ ]	[ ]	Oman	[ ]	[ ]	Uruguay	[ ]	[ ]
France	[ ]	[ ]	Pakistan	[ ]	[ ]	Vietnam	[ ]	[ ]
Germany	[ ]	[ ]	Panama	[ ]	[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	[ ]
Ghana	[ ]	[ ]	Peru	[ ]	[ ]	Zambia	[ ]	[ ]
Greece	[ ]	[ ]	Philippines	[ ]	[ ]	Zimbabwe	[ ]	[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Advisor’s signature below acknowledges approval of the Fund Administration fee schedule on this Exhibit G.

Vert Asset Management LLC

By: /s/ Samuel C Adams
Name: Samuel C Adams
Title: CEO
Date: November 6, 2023